UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 27, 2002
                      ------------------------------------
                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

            Delaware                   0-21999                 84-1360852
          -----------                ----------             ---------------
(State or other Jurisdiction    (S.E.C. File Number)         (IRS Employer
     of Incorporation)                                    Identification No.)


                                6663 Owens Drive
                              Pleasanton, CA 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                               -------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)

Item  5.  Other  events.

     Effective August 9, 2002 (the "EFFECTIVE DATE"), Appiant Technologies Inc. ("Appiant") and InPhonic, Inc. ("InPhonic") concluded execution of various agreements providing for the sale and lease back of equipment, purchase of additional license rights, minimum subscriber payments, and the issuance of additional warrants to purchase Appiant common stock. InPhonic is the primary reseller of Appiant's inUnison(SM) unified communication system.


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     In  the  first  part of the agreements, InPhonic agreed to purchase certain
Appiant assets, including the Company's data processing center, in an Asset Purchase Agreement and to lease them back to Appiant through and Equipment Lease Agreement. Both agreements were originally executed July 12, 2002, and the Equipment Lease Agreement was amended August 9, 2002. The three-year Equipment Lease Agreement provides for sub-market rate payments for the first six months. Lease payments subsequently increase to market rate for the following 30 months. This transaction represents a $600,000 net cash benefit to Appiant over the next two fiscal quarters.

     In the second part of the agreements, Appiant and InPhonic entered into a First Amendment to Master Services Agreement ("First Amendment") revising certain terms of the parties' March 22, 2001 Master Services Agreement. In the First Amendment, InPhonic purchased a broader license for Appiant's inUnison(SM) product, resulting in a $900,000 cash benefit to Appiant.

     In the third and final part of the agreements, the First Amendment also provided that InPhonic would make minimum monthly payments to Appiant based on an assumed minimum of 10,000 paying subscribers. This provides Appiant consistent and predicable revenue as it continues to build sales of inUnison(SM). The total cash benefit of this transaction will be determined from the number of actual subscribers in any given period.

     As additional consideration for these agreements, the Company granted InPhonic additional warrants to purchase a number of common shares of Appiant stock equal to 19.99% of all outstanding shares. The additional warrants issued August 9, 2002 and are exercisable at $0.01 per share. For twelve months after August 9, 2002, the number of warrants issued to InPhonic may increase proportional to any increase in the total number of outstanding common shares, such that InPhonic will continue to maintain rights to purchase 19.99% of all outstanding shares during that period.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Appiant Technologies, Inc.
                                          --------------------------


August 27, 2002                           By:  /s/  Douglas S. Zorn
---------------                           -------------------------------
                                          Douglas S. Zorn
                                          President, CEO and Corporate Secretary


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                                  EXHIBIT INDEX

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    EXHIBIT NUMBER                        DESCRIPTION OF EXHIBIT
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         5.1           Asset  Purchase Agreement, dated July 12, 2002
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         5.2           Equipment Lease Agreement, dated July 12, 2002
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         5.3           First Amendment to Equipment Lease Agreement, dated
                       August 9, 2002
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         5.4           Bill of Sale, dated July 12, 2002
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         5.5           First Amendment to Master Services Agreement, dated
                       August 9, 2002
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         5.6           Warrant Number 2002-36, issued August 9, 2002
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         5.7           Warrant Number 2002-37, issued August 9, 2002
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